                                                                   Exhibit 23(a)

                        CONSENT OF INDEPENDENT AUDITORS

We consent to the incorporation by reference in the Registration Statement on Form S-8 pertaining to the Whirlpool Corporation 2000 Omnibus Stock and Incentive Plan of our report dated January 20, 2000, with respect to the consolidated financial statements and schedule of Whirlpool Corporation included in its Annual Report (Form 10-K) for the year ended December 31, 1999, filed with the Securities and Exchange Commission.

                                             /s/ Ernst & Young LLP

Chicago, Illinois
July 27, 2000